                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



                      DATE OF REPORT    NOVEMBER 22, 1995
                                      -------------------



                         ASPEN EXPLORATION CORPORATION
      -------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



           Delaware                 0-9494                 84-0811316
      ------------------         -------------       --------------------
      (State or other            (Commission         (I.R.S. Employer
       jurisdiction of            File Number)        Identification No.)
       Incorporation)




             Suite "A", 7925 East Harvard Avenue, Denver CO  80231
             -----------------------------------------------------



                Registrant's telephone number   303-337-3600
                                                ------------



                                      N/A
       -----------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 5:  Other Events
         ------------

Purchase and Sale Agreement with Capitol Oil Corporation (Capitol).
-------------------------------------------------------------------

     Registrant entered into a prospective purchase and sale agreement with Capitol Oil Corporation, an unaffiliated third party, to purchase all of Capitol's interest in certain producing properties for cash. This agreement was signed on November 9, 1995, effective November 1, 1995. Closing of the purchase and sale agreement will be on January 10, 1996 subject to inspection and approval of the assets being acquired. The acquired production consists of two producing oil wells, one gas well, waiting on pipeline connection, and two shut in wells located in Kern County, California.

     The total purchase price of the acquired properties is $925,000, of which Registrant has 20% of the working interest being acquired, or $185,000.

     Based on an engineering estimate prepared by Registrant's in-house staff, Capitol's net oil reserves to be acquired by Registrant were calculated to be approximately 18,800 barrels of proved producing reserves and 33,800 BOE (barrels oil equivalent) of proved behind pipe reserves. All behind pipe zones are scheduled to commence production after depletion of the current producing zone in each well.

     Capitol held these producing properties and the equipment thereon for the exploration and production of oil and gas for the revenues derived thereof. Registrant intends to hold these properties and use them for the same purpose.

Item 7:  Exhibits
         --------

           NONE



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   ASPEN EXPLORATION CORPORATION



Date:  November 22, 1995                                 /s/ R. V. BAILEY
                                                   By:  R. V. Bailey, President